                                                                   Exhibit 16(a)

             ML FLORIDA MUNICIPAL BOND CLASS A (5/31/91 - 7/31/91)
                       AVERAGE ANNUAL AND TOTAL RETURNS


                                               SINCE              SINCE
                                             INCEPTION          INCEPTION
                                             AVG ANNAL            TOTAL
                                              RETURN             RETURN*
                                            ----------        ------------
   Initial Investment                        $1,000.00           $1,000.00
   Divided by Max. offer. Price                  10.42

   Divided by Net Asset Value                                        10.00
                                                                ----------
   Equals Shares Purchased                       95.97              100.00
   Plus Shares Acquired through
      Dividend Reinvestment                       0.95                0.97
   Equals Shares Held                       ----------          ----------
      at 07/31/91                                96.92              100.97
   Multiplied by  Net Asset
      Value at 07/31/91                          10.01               10.01

   Equals Ending Redeemable
      Value at $1,000
      Investment (ERV) at 07/31/91             $970.20           $1,010.70

   Divided by $1,ooo (p)                        0.9702              1.0107

   Subtract 1                                  -0.0298              0.0107

   Expressed as a percentage
      equals the  Aggregate Total
      Return for  the Period (T)                 -2.98%
                                            ===========
   Expressed as  a percentage
      equals the  Aggregate Total
      Return for  the Period                                          1.07%
                                                                ===========
   ERV divided by P                             0.9702

   Raise to the power of                          5.97

   Equals                                       0.8347

   Subtract 1                                  -0.1653

   Expressed as a percentage
      equals the Average
      Annualized Total Return                   -16.53%
                                            ===========

      Does not include sales charge for the period.

                             ENDING JULY 31, 1991

                       FLORIDA MUNICIPAL BOND - CLASS A



     Long term Income generally based on yield to
         maturity times market value of each security              $140,615

     Plus short term income accrued for the past
        thirty days                                                   4,735
                                                            ---------------

     Equals Total Income                                            145,349

     Less expenses for the past thirty, days                         (5,734)
                                                             --------------

     Equals net monthly income for yield calculation                139,615
                                                             --------------

     Average shares outstanding for 30 days                       2,680,372


     Times the Maximum Offering Price                                 10.41
                                                             --------------

     Equal total dollars                                        $27,902,675
                                                             ==============

     Net monthly income divided by total dollars equals         O.O05003644

     Add 1                                                      1.005003644

     Raise to the power of 6                                    1.030399926

     Subtract 1                                                 0.030399926

     Times 2                                                    0.060799851

     Expressed as a percentage equals the
       standardized yield for 30 day period                            6.08%
                                                                    =======


 Tax Rate                                                               .28
 X = 1 minus Tax Rate                                                   .72

  Standardized Yield divided by X equals
           Tax Equivalent Yield for 30 day Period                      8.44
                                                                    =======



                       FLORIDA MUNICIPAL BOND - CLASS B



  Long term Income generally, based on yield to
    maturity times market value of each security                 $347.450

  Plus short term income accrued for the past
  thirty days                                                      11,699
                                                          ---------------

  Equals Total Income                                             359,149

  Less expenses for the past thirty days                          (41,618)
                                                          ---------------

  Equals net monthly income for yield calculation                 317,530
                                                          ---------------

  Average shares outstanding for 30 days                        6,621,691

  Times the Net Asset Value                                          9.99
                                                         ----------------

  Equals total dollars                                        $66,150,691
                                                         ================

  Net monthly income divided by total dollars equals          0.004800104

  Add 1                                                       1.004800104

  Raise to the power of 6                                     1.029148458

  Subtract 1                                                  0.029148458

  Times 2                                                     0.058296915

  Expressed as a percentage equals the
  stardized yield for the 30 day period                              5.83%
                                                                 ========


 Tax Rate                                                             .28

X = 1 minus Tax Rate
                                                                      .72
 Standardized Yield divided by X equals
         Tax Equivalent Yield for 30 day period                      8.10
                                                                 ========